EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Matt Walsh (650) 312-2245, matthew.walsh@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Preliminary Fourth Quarter and Fiscal Year Results

San Mateo, CA, October 31, 2023 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced preliminary net income1 of $295.5 million or $0.58 per diluted share for the quarter ended September 30, 2023, as compared to $227.5 million or $0.44 per diluted share for the previous quarter, and $232.7 million or $0.46 per diluted share for the quarter ended September 30, 2022. Preliminary net income1 for the year ended September 30, 2023 was $882.8 million or $1.72 per diluted share, as compared to $1,291.9 million or $2.53 per diluted share for the prior year. Preliminary operating income was $338.3 million for the quarter ended September 30, 2023, as compared to $314.9 million for the previous quarter and $348.5 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Preliminary adjusted net income2 was $427.0 million and adjusted diluted earnings per share2 was $0.84 for the quarter ended September 30, 2023, as compared to $326.1 million and $0.63 for the previous quarter, and $394.4 million and $0.78 for the quarter ended September 30, 2022. Preliminary adjusted net income2 was $1,332.2 million and adjusted diluted earnings per share2 was $2.60 for the year ended September 30, 2023, as compared to $1,855.6 million and $3.63 for the prior year. Preliminary adjusted operating income2 was $511.7 million for the quarter ended September 30, 2023, as compared to $476.8 million for the previous quarter and $494.1 million for the prior year.

“As we look back over our fiscal year, challenging global financial markets and geopolitical uncertainty weighed on investor sentiment,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “Against this backdrop and amidst ongoing industry-wide change, we continued to make progress executing on our long-term plan focused on further diversifying our business across asset classes, vehicles, and geographies.

“For the fiscal year, long-term net flows were positive in key areas, including alternatives, multi-asset, ETFs, Canvas®, and the high-net-worth channel. While long-term inflows were impacted by the risk-off environment, long-term outflows improved by over 20% from the prior year. Our largest alternative managers, Benefit Street Partners, Clarion Partners, and Lexington Partners, generated $11 billion in net flows for the year. Fixed income net outflows improved from the prior year, and starting in the second quarter, we saw investor interest accelerate. In addition, the successful execution of our regionally focused distribution strategy resulted in positive net flows for the fourth quarter for our non-US regions and a significant improvement in long-term net outflows for the fiscal year. Our Asia-Pacific region generated positive long-term net flows for the fiscal year, and our EMEA region turned positive in the second half of fiscal 2023.

“One of our strategic priorities has been to increase our scale in key segments of the industry reflecting long-term client demand. In this pursuit to offer more choice to more clients, we closed the acquisition of Alcentra, a leading European credit manager, doubling our alternative credit assets under management (“AUM’). Firmwide alternative AUM increased by over 13% to $255 billion from the prior year, making Franklin Templeton one of the largest managers of alternative assets. Furthermore, we were pleased to announce the pending acquisition of Putnam Investments with $136 billion of AUM and our relationship with Power Corporation and Great-West Lifeco, strengthening our presence in the retirement and insurance segments. The transaction will enable us to further increase our investment in these key sectors to better serve all our clients and remains on track to close in the fourth quarter of calendar 2023.

“While continuing to invest in long-term growth initiatives, we also continued to strengthen the foundation of our business through disciplined expense management and operational efficiencies. Our balance sheet gives us the financial flexibility to continue to grow our business. We ended the fiscal year with $6.9 billion of cash and investments, after funding acquisitions and returning $870 million to shareholders through dividends and share repurchases.

“Finally, I would like to thank our dedicated employees around the world for all their efforts this past year to grow our business by always putting our clients first in a continuously evolving industry. It is their hard work and innovative spirit that positions Franklin Templeton well for future success.”

	Quarter Ended		% Change	Quarter Ended	% Change	Fiscal Year Ended September 30,
	30-Sep-23	30-Jun-23	Qtr. vs. Qtr.	30-Sep-22	Year vs. Year	2023	2022	% Change
Financial Results
(in millions, except per share data)
Operating revenues	$1,986.1	$1,969.0	1%	$1,939.0	2%	$7,849.4	$8,275.3	(5%)
Operating income	338.3	314.9	7%	348.5	(3%)	1,102.3	1,773.9	(38%)
Operating margin	17.0%	16.0%		18.0%		14.0%	21.4%

Net income¹	$295.5	$227.5	30%	$232.7	27%	$882.8	$1,291.9	(32%)
Diluted earnings per share	0.58	0.44	32%	0.46	26%	1.72	2.53	(32%)

As adjusted (non-GAAP):[2]
Adjusted operating income	$511.7	$476.8	7%	$494.1	4%	$1,823.8	$2,323.5	(22%)
Adjusted operating margin	32.4%	30.5%		32.2%		29.9%	35.9%

Adjusted net income	$427.0	$326.1	31%	$394.4	8%	$1,332.2	$1,855.6	(28%)
Adjusted diluted earnings per share	0.84	0.63	33%	0.78	8%	2.60	3.63	(28%)

Assets Under Management
(in billions)
Ending	$1,374.2	$1,431.5	(4%)	$1,297.4	6%	$1,374.2	$1,297.4	6%
Average[3]	1,419.1	1,419.6	0%	1,373.6	3%	1,400.4	1,469.2	(5%)
Long-term net flows	(6.9)	0.2		(20.4)		(21.3)	(27.8)

Total AUM were $1,374.2 billion at September 30, 2023, down $57.3 billion or 4% during the quarter due to the negative impact of $48.8 billion of net market change, distributions, and other, $6.9 billion of long-term net outflows, and $1.6 billion of cash management net outflows. AUM increased $76.8 billion or 6% during the fiscal year due to the positive impact of $58.9 billion of net market change, distributions and other, $34.9 billion from an acquisition, and $4.3 billion of cash management net inflows, partially offset by $21.3 billion of long-term net outflows.

Cash and cash equivalents and investments were $5.9 billion and, including the Company’s direct investments in consolidated investment products (“CIPs”), were $6.9 billion4 at September 30, 2023. Total stockholders’ equity was $12.5 billion and the Company had 495.9 million shares of common stock outstanding at September 30, 2023. The Company repurchased 7.0 million shares of its common stock for a total cost of $187.6 million during the quarter ended September 30, 2023.

Conference Call Information

A written commentary on the results by Jenny Johnson, President and CEO; Matthew Nicholls, Executive Vice President, CFO and COO; and Adam Spector, Executive Vice President, Head of Global Distribution will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Nicholls and Spector will also lead a live teleconference today at 10:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (+1) (888) 396-8049 in North America or (+1) (416) 764-8646 in other locations using access code 23594627. A replay of the teleconference can also be accessed by calling (+1) (877) 674-7070 in North America or (+1) 416-764-8692 in other locations using access code 594627# after 2:00 p.m. Eastern Time on October 31, 2023 through November 7, 2023, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2023	2022		2023	2022
Operating Revenues
Investment management fees	$1,634.4	$1,571.0	4%	$6,452.9	$6,616.8	(2%)
Sales and distribution fees	306.4	311.0	(1%)	1,203.7	1,415.0	(15%)
Shareholder servicing fees	37.2	46.2	(19%)	152.7	193.0	(21%)
Other	8.1	10.8	(25%)	40.1	50.5	(21%)
Total operating revenues	1,986.1	1,939.0	2%	7,849.4	8,275.3	(5%)
Operating Expenses
Compensation and benefits	826.3	768.0	8%	3,494.0	3,089.8	13%
Sales, distribution and marketing	411.1	412.8	0%	1,613.1	1,845.6	(13%)
Information systems and technology	128.3	123.6	4%	505.0	500.2	1%
Occupancy	57.8	55.8	4%	228.9	218.9	5%
Amortization of intangible assets	86.5	81.5	6%	341.1	282.0	21%
General, administrative and other	137.8	148.8	(7%)	565.0	564.9	0%
Total operating expenses	1,647.8	1,590.5	4%	6,747.1	6,501.4	4%
Operating Income	338.3	348.5	(3%)	1,102.3	1,773.9	(38%)
Other Income (Expenses)
Investment and other income (losses), net	72.1	(6.6)	NM	340.0	91.1	273%
Interest expense	(24.4)	(27.1)	(10%)	(123.7)	(98.2)	26%
Investment and other income (losses) of consolidated investment products, net	40.5	(51.0)	NM	115.8	(17.7)	NM
Expenses of consolidated investment products	(3.0)	(9.6)	(69%)	(18.7)	(19.7)	(5%)
Other income (expenses), net	85.2	(94.3)	NM	313.4	(44.5)	NM
Income before taxes	423.5	254.2	67%	1,415.7	1,729.4	(18%)
Taxes on income	75.0	48.5	55%	312.3	396.2	(21%)
Net income	348.5	205.7	69%	1,103.4	1,333.2	(17%)
Less: net income (loss) attributable to
Redeemable noncontrolling interests	27.0	3.3	718%	135.5	(46.9)	NM
Nonredeemable noncontrolling interests	26.0	(30.3)	NM	85.1	88.2	(4%)
Net Income Attributable to Franklin Resources, Inc.	$295.5	$232.7	27%	$882.8	$1,291.9	(32%)

Earnings per Share
Basic	$0.58	$0.46	26%	$1.72	$2.53	(32%)
Diluted	0.58	0.46	26%	1.72	2.53	(32%)
Dividends Declared per Share	$0.30	$0.29	3%	$1.20	$1.16	3%

Average Shares Outstanding
Basic	489.2	487.7	0%	490.0	488.7	0%
Diluted	490.0	488.2	0%	490.8	489.3	0%

Operating Margin	17.0%	18.0%	14.0%	21.4%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended			% Change	Three Months Ended
	30-Sep-23	30-Jun-23			31-Mar-23	31-Dec-22	30-Sep-22
Operating Revenues
Investment management fees	$1,634.4	$1,613.4	`	1%	$1,573.3	$1,631.8	$1,571.0
Sales and distribution fees	306.4	304.0		1%	301.4	291.9	311.0
Shareholder servicing fees	37.2	38.8		(4%)	43.3	33.4	46.2
Other	8.1	12.8		(37%)	9.2	10.0	10.8
Total operating revenues	1,986.1	1,969.0		1%	1,927.2	1,967.1	1,939.0
Operating Expenses
Compensation and benefits	826.3	841.2		(2%)	847.3	979.2	768.0
Sales, distribution and marketing	411.1	406.8		1%	406.6	388.6	412.8
Information systems and technology	128.3	127.3		1%	128.0	121.4	123.6
Occupancy	57.8	56.9		2%	59.7	54.5	55.8
Amortization of intangible assets	86.5	85.4		1%	86.0	83.2	81.5
General, administrative and other	137.8	136.5		1%	144.5	146.2	148.8
Total operating expenses	1,647.8	1,654.1		0%	1,672.1	1,773.1	1,590.5
Operating Income	338.3	314.9		7%	255.1	194.0	348.5
Other Income (Expenses)
Investment and other income (losses), net	72.1	51.2		41%	125.6	91.1	(6.6)
Interest expense	(24.4)	(34.9)		(30%)	(33.5)	(30.9)	(27.1)
Investment and other income (losses) of consolidated investment products, net	40.5	1.7		NM	87.2	(13.6)	(51.0)
Expenses of consolidated investment products	(3.0)	(0.8)		275%	(3.4)	(11.5)	(9.6)
Other income (expenses), net	85.2	17.2		395%	175.9	35.1	(94.3)
Income before taxes	423.5	332.1		28%	431.0	229.1	254.2
Taxes on income	75.0	84.1		(11%)	92.9	60.3	48.5
Net income	348.5	248.0		41%	338.1	168.8	205.7
Less: net income (loss) attributable to
Redeemable noncontrolling interests	27.0	26.8		1%	83.2	(1.5)	3.3
Nonredeemable noncontrolling interests	26.0	(6.3)		NM	60.7	4.7	(30.3)
Net Income Attributable to Franklin Resources, Inc.	$295.5	$227.5		30%	$194.2	$165.6	$232.7

Earnings per Share
Basic	$0.58	$0.44		32%	$0.38	$0.32	$0.46
Diluted	0.58	0.44		32%	0.38	0.32	0.46
Dividends Declared per Share	$0.30	$0.30		0%	$0.30	$0.30	$0.29

Average Shares Outstanding
Basic	489.2	490.7		0%	490.7	489.6	487.7
Diluted	490.0	491.4		0%	491.4	490.2	488.2

Operating Margin	17.0%	16.0%	13.2%	9.9%	18.0%

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2023	2022		2023	2022
Beginning AUM	$1,431.5	$1,379.8	4%	$1,297.4	$1,530.1	(15%)
Long-term inflows	55.2	59.9	(8%)	254.9	320.4	(20%)
Long-term outflows	(62.1)	(80.3)	(23%)	(276.2)	(348.2)	(21%)
Long-term net flows	(6.9)	(20.4)	(66%)	(21.3)	(27.8)	(23%)
Cash management net flows	(1.6)	0.1	NM	4.3	(0.8)	NM
Total net flows	(8.5)	(20.3)	(58%)	(17.0)	(28.6)	(41%)
Acquisitions	—	—	NM	34.9	64.9	(46%)
Net market change, distributions and other[5]	(48.8)	(62.1)	(21%)	58.9	(269.0)	NM
Ending AUM	$1,374.2	$1,297.4	6%	$1,374.2	$1,297.4	6%
Average AUM	$1,419.1	$1,373.6	3%	$1,400.4	$1,469.2	(5%)

AUM BY ASSET CLASS

(in billions)	30-Sep-23	30-Jun-23	% Change	31-Mar-23	31-Dec-22	30-Sep-22
Fixed Income	$483.1	$505.1	(4%)	$510.1	$494.8	$490.9
Equity	430.4	458.0	(6%)	437.1	419.1	392.3
Alternative	254.9	257.2	(1%)	258.2	257.4	225.1
Multi-Asset	145.0	148.3	(2%)	146.1	141.4	131.5
Cash Management	60.8	62.9	(3%)	70.6	75.0	57.6
Total AUM	$1,374.2	$1,431.5	(4%)	$1,422.1	$1,387.7	$1,297.4
Average AUM for the Three-Month Period	$1,419.1	$1,419.6	0%	$1,419.5	$1,353.5	$1,373.6

AUM BY SALES REGION

(in billions)	30-Sep-23	30-Jun-23	% Change	31-Mar-23	31-Dec-22	30-Sep-22
United States	$979.9	$1,026.0	(4%)	$1,017.1	$993.1	$971.3
International
Europe, Middle East and Africa	156.0	162.0	(4%)	159.9	156.4	126.6
Asia-Pacific	126.7	129.6	(2%)	127.7	123.4	118.4
Americas, excl. U.S.	111.6	113.9	(2%)	117.4	114.8	81.1
Total international	394.3	405.5	(3%)	405.0	394.6	326.1
Total	$1,374.2	$1,431.5	(4%)	$1,422.1	$1,387.7	$1,297.4

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended September 30, 2023	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at July 1, 2023	$505.1	$458.0	$257.2	$148.3	$62.9	$1,431.5
Long-term inflows	26.2	17.1	3.9	8.0	—	55.2
Long-term outflows	(27.8)	(24.8)	(3.1)	(6.4)	—	(62.1)
Long-term net flows	(1.6)	(7.7)	0.8	1.6	—	(6.9)
Cash management net flows	—	—	—	—	(1.6)	(1.6)
Total net flows	(1.6)	(7.7)	0.8	1.6	(1.6)	(8.5)
Net market change, distributions and other[5]	(20.4)	(19.9)	(3.1)	(4.9)	(0.5)	(48.8)
AUM at September 30, 2023	$483.1	$430.4	$254.9	$145.0	$60.8	$1,374.2

(in billions)
for the three months ended June 30, 2023	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at April 1, 2023	$510.1	$437.1	$258.2	$146.1	$70.6	$1,422.1
Long-term inflows	26.5	23.0	7.3	10.6	—	67.4
Long-term outflows	(29.6)	(26.0)	(3.3)	(8.3)	—	(67.2)
Long-term net flows	(3.1)	(3.0)	4.0	2.3	—	0.2
Cash management net flows	—	—	—	—	(7.3)	(7.3)
Total net flows	(3.1)	(3.0)	4.0	2.3	(7.3)	(7.1)
Net market change, distributions and other[5]	(1.9)	23.9	(5.0)	(0.1)	(0.4)	16.5
AUM at June 30, 2023	$505.1	$458.0	$257.2	$148.3	$62.9	$1,431.5

(in billions)
for the three months ended September 30, 2022	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at July 1, 2022	$536.3	$424.9	$224.8	$136.2	$57.6	$1,379.8
Long-term inflows	26.2	22.6	5.8	5.3	—	59.9
Long-term outflows	(42.3)	(28.6)	(4.6)	(4.8)	—	(80.3)
Long-term net flows	(16.1)	(6.0)	1.2	0.5	—	(20.4)
Cash management net flows	—	—	—	—	0.1	0.1
Total net flows	(16.1)	(6.0)	1.2	0.5	0.1	(20.3)
Net market change, distributions and other[5]	(29.3)	(26.6)	(0.9)	(5.2)	(0.1)	(62.1)
AUM at September 30, 2022	$490.9	$392.3	$225.1	$131.5	$57.6	$1,297.4

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Write off of noncontrolling interests related to the wind down of an acquired business.
◦Interest expense for amortization of Legg Mason debt premium from acquisition-date fair value adjustment.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.

In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22
Operating income	$338.3	$314.9	$348.5	$1,102.3	$1,773.9
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	11.2	12.1	9.7	37.5	48.2
Acquisition-related retention	56.8	21.3	48.8	164.9	167.2
Compensation and benefits expense from gains (losses) on deferred compensation, net	(6.0)	10.1	(6.3)	20.3	(36.7)
Other acquisition-related expenses	4.9	8.7	1.8	50.2	60.7
Amortization of intangible assets	86.5	85.4	81.5	341.1	282.0
Special termination benefits	8.3	12.2	0.4	63.2	8.2
Compensation and benefits expense related to minority interests in certain subsidiaries	11.7	12.1	9.7	44.3	20.0
Adjusted operating income	$511.7	$476.8	$494.1	$1,823.8	$2,323.5

Total operating revenues	$1,986.1	$1,969.0	$1,939.0	$7,849.4	$8,275.3
Add (subtract):
Acquisition-related pass through performance fees	(5.6)	(11.6)	(3.8)	(169.7)	(4.2)
Sales and distribution fees	(306.4)	(304.0)	(311.0)	(1,203.7)	(1,415.0)
Allocation of investment management fees for sales, distribution and marketing expenses	(104.7)	(102.8)	(101.8)	(409.4)	(430.6)
Elimination of operating revenues upon consolidation of investment products*	11.2	12.1	9.7	37.5	48.2
Adjusted operating revenues	$1,580.6	$1,562.7	$1,532.1	$6,104.1	$6,473.7

Operating margin	17.0%	16.0%	18.0%	14.0%	21.4%
Adjusted operating margin	32.4%	30.5%	32.2%	29.9%	35.9%

(in millions, except per share data)	Three Months Ended			Twelve Months Ended
	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22
Net income attributable to Franklin Resources, Inc.	$295.5	$227.5	$232.7	$882.8	$1,291.9
Add (subtract):
Net (income) loss of consolidated investment products*	1.6	1.5	(3.5)	8.0	(0.2)
Acquisition-related retention	56.8	21.3	48.8	164.9	167.2
Other acquisition-related expenses	8.9	12.7	7.9	70.4	73.3
Amortization of intangible assets	86.5	85.4	81.5	341.1	282.0
Special termination benefits	8.3	12.2	0.4	63.2	8.2
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	(1.4)	(0.5)	0.4	(15.5)	9.0
Unrealized investment (gains) losses	20.6	9.4	74.1	(2.6)	191.9
Interest expense for amortization of debt premium	(6.4)	(6.3)	(6.3)	(25.4)	(25.2)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests	1.0	(1.0)	0.9	0.1	1.4
Net income tax expense of adjustments	(44.4)	(36.1)	(42.5)	(154.8)	(143.9)
Adjusted net income	$427.0	$326.1	$394.4	$1,332.2	$1,855.6

Diluted earnings per share	$0.58	$0.44	$0.46	$1.72	$2.53
Adjusted diluted earnings per share	0.84	0.63	0.78	2.60	3.63
__________________
*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22
Elimination of operating revenues upon consolidation	$(11.2)	$(12.1)	$(9.7)	$(37.5)	$(48.2)
Other income (expenses), net	21.4	7.3	(24.6)	88.8	24.2
Less: income (loss) attributable to noncontrolling interests	11.8	(3.3)	(37.8)	59.3	(24.2)
Net income (loss)	$(1.6)	$(1.5)	$3.5	$(8.0)	$0.2

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM represents monthly average AUM.
4.Includes our direct investments in CIPs of $1.0 billion, approximately $300 million of employee-owned and other third-party investments made through partnerships, and approximately $380 million of investments that are subject to long-term repurchase agreements and other financing arrangements. Excludes $800 million undrawn revolving credit facility.
5.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 150 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company offers specialization on a global scale, bringing extensive capabilities in fixed income, equity, alternatives and multi-asset solutions. With more than 1,300 investment professionals, and offices in major financial markets around the world, the California-based company has over 75 years of investment experience and approximately $1.4 trillion in AUM as of September 30, 2023. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “preliminary,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including pandemic-related risks, market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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